GOODWIN, PROCTER & HOAR LLP
                               Counsellors at Law
                                 Exchange Place
                        Boston, Massachusetts 02109-2881

                                                        Telephone (617) 570-1000
                                                       Telecopier (617) 523-1231

                                November 3, 1997

U.S. Global Investors Funds
7900 Callaghan Road
San Antonio, Texas 78229

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference in Post-Effective Amendment No. 81 (the "Amendment") to Registration Statement 2-35439 on Form N-1A (the "Registration Statement") of U.S. Global Investors Funds (the "Trust") of our opinion with respect to the legality of the shares of the Trust representing interests in (i) the U.S. Gold Shares Fund, U.S. Global Resources Fund, U.S. World Gold Fund, U.S. All American Equity Fund, U.S. Income Fund, U.S. Tax Free Fund, U.S. Treasury Securities Cash Fund (formerly, U.S. Treasury Cash Fund), U.S. Government Securities Savings Fund, U.S. Real Estate Fund and United Services Near-Term Tax Free Fund (formerly, U.S. California Double Tax Free Fund), which opinion was filed with Post-Effective Amendment No. 59 to the Registration Statement, and (ii) the China Region Opportunity Fund (formerly
U.S. China Opportunity Fund), which opinion was filed with Post-Effective Amendment No. 74 to the Registration Statement. We also hereby consent to the reference to this firm in the Prospectus under the heading "Legal Counsel" and in the Statement of Additional Information under the heading "Independent Accountants and Legal Counsel" which is included in Part A and Part B of the Amendment.

                                   Very truly yours,

                                   /s/ Goodwin, Procter & Hoar LLP

                                   GOODWIN, PROCTER & HOAR LLP

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